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                                                                     EXHIBIT 4.2

                  AGREEMENT OF SUBSTITUTION AND FIRST AMENDMENT
                           TO THE AMENDED AND RESTATED
                          SHAREHOLDERS RIGHTS AGREEMENT


         THIS AGREEMENT (the "First Amendment") is made as of this 5th day of December, 2002, by and between Plexus Corp. (the "Company") and American Stock Transfer & Trust Company, a New York banking corporation ("AST").

         WHEREAS, the Company entered into a Shareholder Rights Agreement as of August 13, 1998, as amended and restated on November 14, 2000 (the "Rights Agreement"), with Firstar Bank, N.A. (f/k/a Firstar Trust Co.) (the "Predecessor Rights Agent");

         WHEREAS, the Company and the Rights Agent, if directed by the Company, may, from time to time, supplement or amend the Rights Agreement pursuant to the provisions of Section 5.9 of the Rights Agreement;

         WHEREAS, no "Flip in" or "Flip over", Share Acquisition Date or Distribution Date (as defined in the Rights Agreement) has occurred;

         WHEREAS, the Board of Directors of the Company has desires to remove the Predecessor Rights Agent and substitute AST as Rights Agent pursuant to
Section 4.5 of the Rights Agreement;

         WHEREAS, the Company has given the Predecessor Rights Agent notice of removal of the Predecessor Rights Agent and the substitution of AST as the new Rights Agent under the Rights Agreement;

         WHEREAS, this Amendment complies with the terms of the Rights
Agreement;

         WHEREAS, all acts and things necessary to make this Amendment to the Rights Agreement a valid, legal, binding instrument of the Company and the Rights Agreement have been duly done, performed and fulfilled in the execution and delivery hereof.

         NOW, THEREFORE, the Company and AST hereby agree:

         1. The Company hereby appoints AST as Rights Agent pursuant to Section
4.5 of the Rights Agreement, to serve in that capacity for the consideration and subject to all the terms and conditions of the Rights Agreement.

         2. AST hereby accepts the appointment as Rights Agent pursuant to
Section 4.5 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all the terms and conditions of the Rights Agreement.

         3. From and after the date of this Agreement, each and every reference in the Rights Agreement to the "Rights Agent" shall be deemed to be a reference to AST.



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         4. The parties agree to amend Section 4.5 of the Rights Agreement to read as follows:

            4.5 Resignation or Removal of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its obligations and duties under this Agreement upon 30 days' prior notice to the Company and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates, sent by first-class mail, postage prepaid. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' prior notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates, sent by first class mail, postage prepaid. If the Rights Agent or any successor Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after receiving notice of such resignation or incapacity, either from the resigning or incapacitated Rights Agent or from the registered holder of any Rights Certificate (who shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or banking institution organized and doing business under the laws of the United States of America or the State of Wisconsin or State of New York (or of any other state so long as such corporation is authorized to do business as a banking institution in the State of Wisconsin), be in good standing under the laws of the jurisdiction of its incorporation, have an office in the State of Wisconsin, be authorized under such laws to exercise corporate trust or stock transfer powers, be subject to supervision or examination by federal or state authority and have at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000. After its appointment, the successor Rights Agent shall be vested with the same rights, powers, obligations, duties and immunities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Preferred Shares and for the Common Stock of the Company, and mail notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or any successor Rights Agent or the appointment of any successor thereto.


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         5. Pursuant to Section 5.8 of the Rights Agreement, the address for notices to the Rights Agent shall be as follows:

                        American Stock & Transfer Trust Company
                        59 Maiden Lane
                        New York NY  10038
                        Attn: Corporate Trust Department

         6. This Agreement may be executed in two or more counterparts (by fax or otherwise) and each of such counterparts shall for all purposes be deemed an original and all such counterparts together shall constitute one and the same instrument.

         7. Capitalized terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to them by such terms in the Rights Agreement.

         8. If any term, provision, covenant or restriction of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9. This Agreement shall be deemed to be a contract made under the internal laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of Wisconsin applicable to contracts made and to be performed entirely within Wisconsin.

         10. Except to the extent amended hereby, the terms and provisions of the Rights Agreement are hereby ratified and confirmed.



                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and attested all as of the day and year first written above.


                                       PLEXUS CORP.


                                       By: /s/ Joseph D. Kaufman
                                       Its: Senior Vice President and Secretary



                                       AMERICAN STOCK & TRANSFER COMPANY


                                       By: /s/ Herbert J. Lemmer
                                       Its: Vice President



                                       US BANK, N.A. (f/k/a FIRSTAR BANK,
                                       NA and FIRSTAR TRUST CO.)


                                       By: /s/ John R. Horvath
                                       Its: Vice President



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